Exhibit 99.1

Fluent Announces Third Quarter 2024 Financial Results; Strategic Pivot Accelerates with Growth of Commerce Media Solutions

•	Revenue of $64.5 million for Q3 2024 and $189.2 million for YTD 2024
•	Commerce Media Solutions revenue grew 341% to $10.4 million (16% of revenue) from $2.3 (3% of revenue) in Q3 last year with gross profit margin of 33% in the quarter compared to 24% for the consolidated business
•	Commerce Media Solutions annual recurring run rate currently exceeds $50 million demonstrating strong traction in executing strategic pivot to a fast-growing market

New York, NY – November 14, 2024 – Fluent, Inc. (NASDAQ: FLNT), a partner monetization and customer acquisition solutions leader, today reported financial results for the third quarter and nine months ended September 30, 2024.

Don Patrick, Fluent’s Chief Executive Officer, commented, "During the third quarter we continued to accelerate our shift in focus and revenue mix to Fluent’s Commerce Media Solutions, previously referred to as our Syndicated Performance Marketplaces. This strategic shift represents a significant opportunity for our business, as a growing number of media owners and advertisers are turning to commerce media to maximize the impact of their digital advertising initiatives.

Mr. Patrick continued, “Commerce media enhances customer monetization by using first party data to interact with customers across the entire purchasing experience, and according to BCG estimates, experts are predicting commerce media will account for over 25% of digital media spending by 2026. Fluent is uniquely positioned to address this shifting demand with a comprehensive suite of solutions that address the numerous high volume verticals including ticketing, retail, quick-service restaurants, and more. Since its launch in early 2023, revenue generated from Commerce Media Solutions has grown year over year at a triple digit pace, with $10.4 million in revenue generated for the current quarter at 33% gross profit (exclusive of depreciation and amortization) margin and 33.7% media margin as a percentage of revenue, and a current annual revenue run rate of over $50 million1. This growth is supported by 14 years of deep industry experience with our owned and operated marketplaces where we have driven successful customer acquisition for our media partners and advertisers and built a robust database of first-party customer data that is a key differentiator for us in the market."

Mr. Patrick concluded, "We are intently focused on improving our operational performance to deliver enhanced value for our shareholders, and with our visibility today, we are targeting double digit consolidated revenue growth and enhanced profitability in 2025. We’re encouraged by the opportunities we’re seeing in the marketplace and while Fluent has faced some difficult headwinds during this fiscal year, we continue to believe that we are positioning the Company for long-term growth and value generation as we drive a strategic shift to the high-growth commerce media market."

Third Quarter Financial Highlights

•

Revenue of $64.5 million, a decrease of 3%, compared to $66.2 million in Q3 2023

• Owned and Operated revenue decreased 18% to $43.5 million compared to $53.1 million in Q3 2023 as the company executed its shift in focus and revenue mix to higher margin Commerce Media Solutions

• Commerce Media Solutions revenue increased 341% to $10.4 million compared to $2.3 million in Q3 2023

•	Net loss of $7.9 million, or $0.48 per share, compared to a net loss of $33.6 million, or $2.43 per share, for Q3 2023
•

Gross profit (exclusive of depreciation and amortization) of $15.7 million, a decrease of 3% over Q3 2023 and representing 24% of revenue. The Company’s growing Commerce Media Solutions business reported gross profit (exclusive of depreciation and amortization) of $3.4 million, representing 33% of revenue, for Q3 2024 up from 11% of revenue in Q3 2023.

•

Media margin of $18.2 million, a decrease of 6% over Q3 2023 and representing 28.1% of revenue. The Company’s growing Commerce Media Solutions business reported media margins of 33.7% for Q3 2024 up from 11.3% in Q3 2023.

•	Adjusted EBITDA of negative $0.1 million, an improvement of $1.7 million over Q3 2023 and representing (0.1%) of revenue
•	Adjusted net loss of $3.7 million, or $0.22 per share, compared to an adjusted net loss of $4.1 million, or $0.30 per share, for Q3 2023

Nine Months Ended September 30, 2024 Financial Highlights

•

Revenue of $189.2 million, a decrease of 16%, compared to $225.6 million for the nine months ended September 30, 2023

• Owned and Operated revenue decreased 30% to $130.2 million compared to $185.8 million for the first nine months of last year as the company executed its shift in focus and revenue mix to higher margin Commerce Media Solutions

• Commerce Media Solutions revenue increased 580% to $24.0 million compared to $3.5 million in the first nine months of last year

•	Net loss of $25.8 million, or $1.75 per share, compared to a net loss of $61.3 million, or $4.46 per share, for the nine months ended September 30, 2023
•

Gross profit (exclusive of depreciation and amortization) of $46.9 million, a decrease of 19% over the nine months ended September 30, 2023 and representing 25% of revenue. The Company’s growing Commerce Media Solutions business reported gross profit (exclusive of depreciation and amortization) of $7.5 million, representing 31% of revenue, for the nine months ended September 30, 2024 up from negative 12% of revenue, for the nine months ended last year.

•

Media margin of $56.0 million, a decrease of 17% over the nine months ended September 30, 2023 and representing 29.6% of revenue. The Company’s growing Commerce Media Solutions business reported media margins of 32.1% for first nine months of 2024 up from negative 11.9% in the first nine months of last year.

•	Adjusted EBITDA of negative $3.9 million, a decrease of $8.2 million over the nine months ended September 30, 2023 and representing (2.1%) of revenue
•	Adjusted net loss of $15.2 million, or $1.03 per share, compared to an adjusted net loss of $6.8 million, or $0.49 per share, for the nine months ended September 30, 2023

Media margin, adjusted EBITDA, and adjusted net income (loss) are non-GAAP financial measures, as defined and reconciled below.

Business Outlook & Goals

•

Establish Fluent’s Commerce Media Solutions business as a leader in the performance marketing sector among both media partners and advertisers to capitalize on the growing demand for this advertising channel across numerous high volume market verticals.

•	Drive double digit revenue growth, improved gross margins, and improved net income and adjusted EBITDA as compared to 2024 in 2025 supported by the growth of Fluent’s Commerce Media Solutions.
•	Leverage 14-year leadership position at the forefront of customer acquisition and robust database of first-party user data to differentiate Fluent from its competitors in the commerce media space.
•	Seasonality, the ongoing shift to commerce media, and expense discipline is expected to support low-single digit adjusted EBITDA margin as a percentage of revenue in the fourth quarter of 2024, driving enhanced profitability and improved value for stakeholders.

The Company cannot provide a reconciliation of adjusted EBITDA to expected net income or net loss for the fourth quarter of 2024 due to the unknown effect, timing, and potential significance of certain operating costs and expenses, share-based compensation expense, and the provision for (or benefit from) income taxes.

(1) Annual Revenue Run Rate is an operational metric that represents the annualized revenue of the Company’s media partnerships at current monetization levels, as of the end of the reporting period. The Company calculates Annual Revenue Run Rate as follows:

●

Media partners within Commerce Media Solutions with an active contract are assessed and assigned an annual media volume estimate based on the active term of the contract and the monetization rate at the end of the reporting period. The Company considers a media partner contract to be active when the contractual term commences (the "start date") until its right to serve the partner’s commerce traffic ends. Even if the contract with the customer is executed before the start date, the contract will not count toward Annual Revenue Run Rate until the media partner’s right to receive the benefit of the services has commenced.

●

As Annual Revenue Run Rate includes only contracts that are active at the end of the reporting period, it does not reflect assumptions or estimates regarding new business. For contracts expiring within the 12-months after the period-end calculation date, Annual Revenue Run Rate does reflect expectations of renewal.

●	The Company’s Commerce Media Solutions platform provides the technology to effectively monetize the partner’s media by placing relevant ads at a contracted moment of consumer engagement. Although from inception to date, improvements in the platform’s AI-powered technology have consistently driven increased rates of monetization, for the purpose of Annual Revenue Run Rate, the Company assumes a consistent monetization level to that as measured on each media partner at the end of the reporting period.

The way the Company measures Annual Run Rate may not be comparable to similarly titled measures presented by other companies and should not be viewed as a projection of future revenue.

  Conference Call

Fluent, Inc. will host a conference call on Thursday, November 14, 2024, at 4:30 PM ET to discuss its 2024 third quarter financial results. The conference call can be accessed by phone after registering online at https://register.vevent.com/register/BI864a66719cf74bf5b6122e36d27dac25. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://edge.media-server.com/mmc/p/j8zkwa2m. The replay will be available for one year, via the Fluent website https://investors.fluentco.com/.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) has been a leader in performance marketing since 2010, offering customer acquisition and partner monetization solutions that exceed client expectations. Leveraging untapped channels and diverse ad inventory across partner ecosystems and owned sites, Fluent connects brands with consumers at the most optimal moment, ensuring impactful engagement when it matters most. Constantly innovating and optimizing for performance, Fluent unlocks additional revenue streams for partners and empowers advertisers to acquire their most valuable customers at scale. For more insights visit https://www.fluentco.com/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Compliance with a significant number of governmental laws and regulations, including those regarding telemarketing, text messaging, privacy and data;
•	The financial impact of compliance changes to our business, including changes to our employment opportunities marketplace and programmatic advertising businesses, and whether and when our competitors will implement similar changes;
•	The outcome of litigation, regulatory investigations, or other legal proceedings in which we may become involved in the future;
•	Failure to safeguard the personal information and other data contained in our database;
•	Unfavorable publicity and negative public perception about the digital marketing industry;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Unfavorable global economic conditions, including as a result of health concerns, terrorist attacks or civil unrest;
•	Dependence on our key personnel and ability to attract or retain employees;
•	Dependence on and liability related to actions of third-party service providers;
•	A decline in the supply or increase in the price of media available;
•	Ability to compete in an industry characterized by rapidly-evolving standards and internet media and advertising technology;
•	Failure to compete effectively against other online marketing and advertising companies or respond to user demands;
•	Competition for web traffic and dependence on third-party publishers, internet search providers, and social media platforms for a significant portion of visitors to our websites;
•	Dependence on emails, text messages, and telephone calls, among other channels, to reach users for marketing purposes;
•	Credit risk from certain clients;
•	Limitations on our third-party publishers’ ability to collect and use data derived from user activities;
•	Ability to remain competitive with the shift to mobile applications;
•	Failure to detect click-through or other fraud on advertisements;
•	Fluctuation in fulfillment costs;
•	Dependence on the gaming industry;
•	Failure to meet our clients’ performance metrics or changing needs;
•	Our need to raise capital, the uncertainty of which raises substantial doubt about our ability to continue as a going concern;
•	Pricing pressure by certain clients and the ability of our marketplace to respond through allocating traffic to higher paying clients;
•	Potential limitations on the use of the revolving credit line under our credit agreement to fund operating expenses based on the amount and character of accounts receivable at any given time and our ability to meet our financial forecast, the potential for which raises substantial doubt about our ability to continue as a going concern;
•	Compliance with the covenants of our credit agreement in light of current business conditions, the uncertainty of which raises substantial doubt about our ability to continue as a going concern;
•	Potential for failures in our internal control over financial reporting;
•	Ability to maintain listing of our securities on Nasdaq or any stock exchange and potential impact on our stock price, liquidity, and ability to obtain financing; and
•	Management of the growth of our operations, including international expansion and the integration of acquired business units or personnel.

These and additional factors to be considered are set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	September 30, 2024	December 31, 2023
ASSETS:
Cash and cash equivalents	$6,587	$15,804
Accounts receivable, net of allowance for credit losses of $497 and $231, respectively	52,635	56,531
Prepaid expenses and other current assets	7,060	6,071
Total current assets	66,282	78,406
Restricted cash	1,255	—
Property and equipment, net	362	591
Operating lease right-of-use assets	2,016	3,395
Intangible assets, net	22,666	26,809
Goodwill	—	1,261
Other non-current assets	3,364	1,405
Total assets	$95,945	$111,867
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$7,902	$10,954
Accrued expenses and other current liabilities	27,273	30,534
Deferred revenue	428	430
Current portion of long-term debt	32,582	5,000
Current portion of operating lease liability	2,222	2,296
Total current liabilities	70,407	49,214
Long-term debt, net	500	25,488
Convertible Notes, at fair value with related parties	4,860	—
Operating lease liability, net	152	1,699
Other non-current liabilities	47	1,062
Total liabilities	75,966	77,463
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 17,645,368 and 14,384,936, respectively; and Shares outstanding — 16,876,773 and 13,616,341, respectively	46	43
Treasury stock, at cost — 768,595 and 768,595 Shares, respectively	(11,407)	(11,407)
Additional paid-in capital	438,705	427,286
Accumulated deficit	(407,365)	(381,518)
Total shareholders' equity	19,979	34,404
Total liabilities and shareholders' equity	$95,945	$111,867

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$64,516	$66,239	$189,216	$225,638
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	48,861	50,148	142,318	167,960
Sales and marketing	3,983	4,426	13,400	13,454
Product development	4,124	4,511	13,681	14,064
General and administrative	9,067	8,725	28,288	24,991
Depreciation and amortization	2,369	2,658	7,507	8,112
Goodwill and intangible assets impairment	—	29,705	2,241	55,405
Total costs and expenses	68,404	100,173	207,435	283,986
Loss from operations	(3,888)	(33,934)	(18,219)	(58,348)
Interest expense, net	(1,281)	(936)	(3,711)	(2,420)
Fair value adjustment of Convertible Notes, with related parties	(2,810)	—	(2,810)	—
Loss on early extinguishment of debt	—	—	(1,009)	—
Loss before income taxes	(7,979)	(34,870)	(25,749)	(60,768)
Income tax (expense) benefit	35	1,243	(98)	(551)
Net loss	(7,944)	(33,627)	(25,847)	(61,319)

Basic and diluted income (loss) per share:
Basic	$(0.48)	$(2.43)	$(1.75)	$(4.46)
Diluted	$(0.48)	$(2.43)	$(1.75)	$(4.46)

Weighted average number of shares outstanding:
Basic	16,452,273	13,813,423	14,783,253	13,751,910
Diluted	16,452,273	13,813,423	14,783,253	13,751,910

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,847)	$(61,319)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,507	8,112
Non-cash loan amortization expense	1,202	330
Non-cash gain on contingent consideration	(250)	—
Non-cash loss on early extinguishment of debt	1,009	—
Share-based compensation expense	1,490	2,958
Fair value adjustment of Convertible Notes, with related parties	2,810	—
Goodwill impairment	1,261	55,405
Impairment of intangible assets	980	—
Allowance for credit losses	412	(51)
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	3,359	14,700
Prepaid expenses and other current assets	(1,542)	(4,563)
Other non-current assets	280	228
Operating lease assets and liabilities, net	(242)	(248)
Accounts payable	(3,052)	5,651
Accrued expenses and other current liabilities	(510)	(10,869)
Deferred revenue	185	(522)
Other	(1,015)	(117)
Net cash (used in) provided by operating activities	(11,963)	9,695
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(4,727)	(4,093)
Business acquisitions, net of cash acquired	—	(1,250)
Acquisition of property and equipment	(1)	(25)
Net cash used in investing activities	(4,728)	(5,368)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	54,617	—
Repayments of long-term debt	(56,214)	(8,750)
Exercise of stock options	—	—
Debt financing costs	(1,625)	(375)
Proceeds from issuance of warrants	9,900	—
Proceeds from exercise of warrants	1	—
Proceeds from Convertible Notes, with related parties	2,050	—
Taxes paid related to net share settlement of vesting of restricted stock units	—	(236)
Net cash (used in) provided by financing activities	8,729	(9,361)
Net decrease in cash, cash equivalents, and restricted cash	(7,962)	(5,034)
Cash, cash equivalents, and restricted cash at beginning of period	15,804	25,547
Cash, cash equivalents, and restricted cash at end of period	$7,842	$20,513

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting the variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss), excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for Put/Call Consideration, (7) goodwill impairment, (8) impairment of intangible assets, (9) loss (gain) on disposal of property and equipment, (10) fair value adjustment of convertible notes, (11) acquisition-related costs, (12) restructuring and other severance costs, and (13) certain litigation and other related costs.

Adjusted net income (loss) is defined as net income (loss), excluding (1) share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for Put/Call Consideration, (4) goodwill impairment, (5) impairment of intangible assets, (6) loss (gain) on disposal of property and equipment, (7) fair value adjustment of convertible notes, (8) acquisition-related costs, (9) restructuring and other severance costs, and (10) certain litigation and other related costs. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure, for the Company.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2024	2023	2024	2023
Revenue	$64,516	$66,239	$189,216	$225,638
Less: Cost of revenue (exclusive of depreciation and amortization)	48,861	50,148	142,318	167,960
Gross profit (exclusive of depreciation and amortization)	$15,655	$16,091	$46,898	$57,678
Gross profit (exclusive of depreciation and amortization) % of revenue	24%	24%	25%	26%
Non-media cost of revenue (1)	2,505	3,229	9,066	9,510
Media margin	$18,160	$19,320	$55,964	$67,188
Media margin % of revenue	28.1%	29.2%	29.6%	29.8%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure, for Commerce Media Solutions,.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2024	2023	2024	2023
Revenue	$10,363	$2,348	$24,032	$3,534
Less: Cost of revenue (exclusive of depreciation and amortization)	6,931	2,098	16,487	3,974
Gross profit (exclusive of depreciation and amortization)	$3,432	$250	$7,545	$(440)
Gross profit (exclusive of depreciation and amortization) % of revenue	33%	11%	31%	(12%	)
Non-media cost of revenue (1)	56	16	161	19
Media margin	$3,488	$266	$7,706	$(421)
Media margin % of revenue	33.7%	11.3%	32.1%	(11.9%	)

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net loss for the three and nine months ended September 30, 2024 and 2023, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2024	2023	2024	2023
Net loss	$(7,944)	$(33,627)	$(25,847)	$(61,319)
Income tax expense (benefit)	(35)	(1,243)	98	551
Interest expense, net	1,281	936	3,711	2,420
Depreciation and amortization	2,369	2,658	7,507	8,112
Share-based compensation expense	460	961	1,490	2,958
Loss on early extinguishment of debt	—	—	1,009	—
Goodwill impairment	—	29,705	1,261	55,405
Impairment of intangible assets	—	—	980	—
Fair value adjustment of Convertible Notes, with related parties	2,810	—	2,810	—
Acquisition-related costs(1)	443	516	1,250	1,701
Restructuring and other severance costs	545	(24)	1,821	456
Certain litigation and other related costs	—	(1,624)	—	(5,982)
Adjusted EBITDA	$(71)	$(1,742)	$(3,910)	$4,302

(1)

Balance includes compensation expense related to non-competition agreements and earn-out expense incurred as a result of business combinations. The earn-out expense was $30 and ($21) for the three months ended September 30, 2024 and 2023, respectively, and $167 and $89 for the nine months ended September 30, 2024 and 2023, respectively.

Below is a reconciliation of adjusted net loss and adjusted net loss per share from net loss for the nine months ended September 30, 2024 and 2023, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
Net loss	$(7,944)	$(33,627)	$(25,847)	$(61,319)
Share-based compensation expense	460	961	1,490	2,958
Loss on early extinguishment of debt	—	—	1,009	—
Goodwill impairment	—	29,705	1,261	55,405
Impairment of intangible assets	—	—	980	—
Fair value adjustment of Convertible Notes, with related parties	2,810	—	2,810	—
Acquisition-related costs(1)	443	516	1,250	1,701
Restructuring and other severance costs	545	(24)	1,821	456
Certain litigation and other related costs	—	(1,624)	—	(5,982)
Adjusted net loss	$(3,686)	$(4,093)	$(15,226)	$(6,781)
Adjusted net loss per share:
Basic	$(0.22)	$(0.30)	$(1.03)	$(0.49)
Diluted	$(0.22)	$(0.30)	$(1.03)	$(0.49)
Weighted average number of shares outstanding:
Basic	16,452,273	13,813,423	14,783,253	13,751,910
Diluted	16,452,273	13,813,423	14,783,253	13,751,910

(1)

Balance includes compensation expense related to non-competition agreements and earn-out expense incurred as a result of business combinations. The earn-out expense was $30 and ($21) for the three months ended September 30, 2024 and 2023, respectively, and $167 and $89 for the nine months ended September 30, 2024 and 2023, respectively.

We present media margin, media margin as a percentage of revenue, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented in this Quarterly Report on Form 10-Q.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share excludes certain items that are recognized and recorded under U.S. GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the U.S. GAAP measure of net income (loss).

Media margin, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with U.S. GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

InvestorRelations@fluentco.com